CENTURY CAPITAL MANAGEMENT TRUST

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

With respect to the report on Form N-CSR filed for Century Capital Management Trust (the "Trust") for the semi-annual period ended April 30, 2013 (the “Report”), the undersigned hereby certify, to the best of their knowledge, to the following:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date:       July 8, 2013

By:           /s/ Alexander L. Thorndike
Alexander L. Thorndike
Principal Executive Officer

By:           /s/ Julie A. Smith
Julie A. Smith
Principal Financial Officer